Exhibit 10.4

Execution Version

AMENDMENT TO AMENDED AND RESTATED TERM EMPLOYMENT AGREEMENT

This Amendment to Amended and Restated Term Employment Agreement (“Amendment”) is entered into as of October 23, 2024, by and among ENDEAVOR GROUP HOLDINGS, INC. (“EGH”), ENDEAVOR OPERATING COMPANY, LLC (“Endeavor Operating Company”), WILDCAT EGH HOLDCO, L.P. (“EGH Holdco”), WILDCAT OPCO HOLDCO, L.P. (“Opco Holdco”), MARK SHAPIRO, an individual (“Employee”), and WILLIAM MORRIS ENDEAVOR ENTERTAINMENT, LLC (“WME”).

RECITALS

A.

Employee is currently party to that certain Amended and Restated Term Employment Agreement, dated as of April 2, 2024 with EGH, Endeavor Operating Company, EGH Holdco, Opco Holdco and (solely for the purposes of Subsection 4.10(c) and Sections 9, 13 and 14 of the Amended and Restated Employment Agreement) WME (the “Amended and Restated Employment Agreement”).

B.

EGH Holdco, Opco Holdco, Wildcat PubCo Merger Sub, Inc., Wildcat OpCo Merger Sub, L.L.C., Wildcat Manager Merger Sub, L.L.C., Endeavor Executive Holdco, LLC, Endeavor Executive II Holdco, LLC, Endeavor Executive PIU Holdco, LLC, EGH, Endeavor Manager, LLC and Endeavor Operating Company entered into that certain Agreement and Plan of Merger, dated as of April 2, 2024 (as may be amended, modified, waived or supplemented from time to time in accordance with the terms thereof, the “Merger Agreement”).

C.	The parties hereto desire to amend the Amended and Restated Employment Agreement with respect to certain compensation agreed to by the parties hereto.

D.	Capitalized terms not defined herein shall have the meanings set forth in the Amended and Restated Employment Agreement.

TERMS AND CONDITIONS

NOW, THEREFORE, in consideration of the mutual agreements set forth herein, the parties hereto agree as follows:

1.	Amendment.

a.	Subsection 3.5 (“Asset Sale Bonus”) of the Amended and Restated Employment Agreement is hereby replaced and superseded in its entirety with “Reserved.”

b.

Subsection 4.2 (“Termination Following Expiration of the Term”) of the Amended and Restated Employment Agreement is hereby amended to remove the phrase “Asset Sale Bonus Termination” and replace it with “Asset Sale Termination (as defined in Subsection 4.10(a) below)”.

c.	Subsection 4.3 of the Amended and Restated Employment Agreement is hereby replaced and superseded in its entirety with the following:

“In the event that Employee shall, for any reason, continue to render services to the Employer Group after the expiration of the Term, and shall not have resigned or been terminated due to an Employer Non-Renewal or Asset Sale Termination following the expiration of the Term in accordance with Subsections 4.9 or 4.10, (a) Employee shall be deemed an “at-will” employee whose employment may be terminated by either Employer or Employee at any time and for any reason and (b) Employee shall in no event be entitled to the Severance Payments (as defined in Subsection 4.7 below), or Post-Term Continuation Payments (as defined in Subsection 4.9(a) below) following any such termination, but, notwithstanding anything herein or in any bonus or incentive agreement, arrangement, plan, policy or program to the contrary, other than upon termination by the Employer for Cause, Employee shall remain entitled to receive the aggregate amount of any unpaid Guaranteed Bonuses, if applicable, for any completed fiscal year preceding the expiration of the Term, payable at such time as annual bonuses are otherwise paid to similarly situated senior executives, but in no event later than March 15th of the year following the year to which such Guaranteed Bonus relates.”

d.	Subsection 4.8(c) (“Termination for Cause or without Good Reason”) of the Amended and Restated Employment Agreement is hereby deleted and replaced with “Reserved.”

e.

Clause (i) of Subsection 4.9(c) (“Employer Non-Renewal”) of the Amended and Restated Employment Agreement is hereby amended to delete the following parenthetical “(excluding from such comparison, for the avoidance of doubt, the Asset Sale Bonus)”.

f.	Subsection 4.10 (“Termination Pursuant to Payment of the Asset Sale Bonus”) of the Amended and Restated Employment Agreement is hereby replaced and superseded in its entirety with the following:

4.10 Termination Following Sale of All Reference Assets.

(a) Upon consummation of an Asset Sale which results in the sale of all the Reference Assets, Employee’s employment with the Employer Group and this Agreement shall automatically terminate (an “Asset Sale Termination”) (other than the provisions that expressly survive termination, as set forth in Section 23). Following an Asset Sale Termination, no member of the Employer Group (other than WME) shall have any liability or obligations to Employee under this Agreement (other than payment of the amounts set forth in this Section 4.10).

(b) Upon an Asset Sale Termination, Employee shall be entitled to receive (i) accrued and unpaid Base Salary through the date of termination of employment, (ii) an amount equal to the Guaranteed Bonus for the year in which the termination of employment occurs multiplied by a fraction, the numerator of which is the number of days that have elapsed from the commencement of the year in which such termination of employment occurs through the date of such termination of employment and the denominator of which is 365 or 366, as applicable, (iii) notwithstanding anything herein or in any bonus or incentive agreement, arrangement, plan, policy or program to the contrary, the payment by Employer of the aggregate amount of unpaid Guaranteed Bonuses, if applicable, in respect of any completed fiscal year preceding the fiscal year in which the termination of employment occurs, (iv) all amounts and benefits then or thereafter due to Employee under the applicable terms of any other applicable plan, program, award, agreement or arrangement (including any equity or equity-based plan, program, award, agreement or arrangement) of any member of the Employer Group in accordance with the terms and conditions of any such plan, program, award, agreement or arrangement, and (v) reimbursement, within thirty (30) days following submission by Employee to Employer of appropriate supporting documentation, for any unreimbursed business expenses properly incurred by Employee in accordance with Employer’s policy prior to the date of Employee’s termination of employment; provided claims for such reimbursement (accompanied by appropriate supporting documentation) are submitted to Employer within sixty (60) days following Employee’s last day of employment. As a condition to payment of the amounts set forth in clauses 4.10(b)(ii) and (iii) above (the “Asset Sale Termination Payments”), Employee shall have first executed and delivered the Mutual Release within sixty (60) days following Employer’s request therefor (and shall not have revoked the Mutual Release within seven (7) days of signing it). The amount in clause 4.10(b)(i) shall be paid in a lump sum within thirty (30) days after the date of Employee’s termination of employment (or as otherwise required by applicable law) and the amounts in clauses 4.10(b)(ii) and (iii) shall be paid at such time as annual bonuses are otherwise paid to similarly situated senior executives, but in no event later than March 15th of the year following the year to which such Guaranteed Bonus relates. In the event the Term and Employee’s employment hereunder is terminated as a result of an Asset Sale Termination, Employee shall be deemed to have resigned from all positions held with the Employer Group as of the date of such termination of employment (except as otherwise set forth in Subsection 4.10(c)) and Employee will take such actions as reasonably requested by the Employer Group to effect such termination.

(c) Unless otherwise agreed to by Employee and WME, upon an Asset Sale Termination, Employee shall (1) be appointed as a managing partner and sole President of WME, (2) report directly to Ariel Emanuel for so long as Ariel Emanuel is employed by WME (and directly to the WME Board of Managers (or other top governance body of WME) after the termination of Ariel Emanuel’s employment), and (3) such employment shall be at-will.

(i)

In connection with such position, WME shall pay Employee an annual base salary equal to $5,000,000 (“WME Base Salary”) and Employee shall have the opportunity to earn an annual cash bonus in respect of each year during the term of Employee’s employment with WME, with a target amount of $5,000,000 and a guaranteed minimum annual bonus amount of $2,000,000, (the “WME Annual Bonus”), provided that the WME Base Salary and WME Annual Bonus (if any) for the year in which such employment commences (including, for the sake of clarity, the guaranteed annual bonus amount) shall be prorated based on the number of days Employee was employed by WME or another member of the Employer Group during such year. Payment of such annual cash bonus shall be made at such time as WME customarily pays annual bonuses to its senior executives but in no event later than March 15th of the year following the year to which such annual cash bonus relates. WME shall be solely responsible for the obligations set forth in this Subsection 4.10(c).

(ii)

In the event of a Qualified WME Termination, Employee shall be entitled to receive: (A) any accrued, but unpaid WME Base Salary through the date of termination, payable in a lump sum within thirty (30) days after the date of Employee’s termination of employment (or as otherwise required by applicable law) (“Accrued WME Base Salary”), (B) any earned WME Annual Bonus for any completed fiscal year prior to the year of termination that was not yet paid as of the date of termination of employment, payable at such time as WME customarily pays annual bonuses to its senior executives but in no event later than March 15th of the year following the year to which such WME Annual

Bonus relates (“Prior Year WME Bonus”), and (C) an amount equal to one (1) times the sum of Employee’s then-current (x) WME Base Salary and (y) target WME Annual Bonus, payable in substantially equal installments pursuant to WME’s regular payroll practices over 12 months following the date of such Qualified WME Termination (commencing following the date the WME Release (as defined below) becomes effective pursuant to its terms).

(iii)

Notwithstanding any provision herein to the contrary, the payment of any amount or provision of any benefit pursuant to Subsection 4.10(c)(ii) (other than the WME Accrued Base Salary and Prior Year WME Bonus) (collectively, the “WME Severance Benefits”) is contingent upon (A) Employee’s execution, delivery to WME, and non-revocation of a release of claims, substantially in the form of the Mutual Release attached to the Prior Agreement, mutatis mutandis (“WME Release of Claims”) (and the expiration of any revocation period contained in such WME Release of Claims) within sixty (60) days following the date of Employee’s Qualified WME Termination (the “WME Release Execution Period”), and (B) continued compliance with any Applicable Restrictive Covenant. No portion of the WME Severance Benefits shall be paid until Employee has executed (and not timely revoked) the WME Release of Claims and all such amounts shall commence to be paid on the first regular payroll date of WME after Employee has executed (and not timely revoked) the WME Release of Claims (which installment shall include any installment of the Severance Benefits that would have otherwise been paid to Employee prior to such date absent the requirement to execute the WME Release of Claims assuming for these purposes that installments are paid on the day of each month that corresponds to the date of termination); provided, that, if the WME Release Execution Period overlaps two calendar years, the first payment shall not be made sooner than the first day of the second year, and shall include any missed payments. For the sake of clarity, if Employee’s employment with WME is terminated for any other reason other than a Qualified WME Termination, Employee shall not be entitled to any severance payments or benefits in connection with such termination (other than any Accrued WME Base Salary).

(d) Employee acknowledges and agrees that all decisions regarding the operations of the Employer Group, including any acquisitions and dispositions, will reside with the controlling owner, except as may be delegated to management to operate in accordance with an annual budget and business plan.

(e) For purposes of this Subsection 4.10, the below definitions shall apply.

(i)

“Affiliate” means, with respect to any entity, any other person or entity that directly or indirectly controls, is controlled by or is under common control with such entity. The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as applied to any person or entity, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person or entity, whether through the ownership of voting or other securities, by contract or otherwise.

(ii)	“Asset Sale” means the sale or disposition (in one or a series of transactions) of all or a portion of the Reference Assets on or after April 2, 2024.

(iii)

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and any successor thereto. References to any section of (or rule promulgated under) the Exchange Act shall be deemed to include any rules, regulations or other interpretative guidance under such section or rule, and any amendments or successors thereto.

(iv)

“Qualified WME Termination” means a termination by WME (or a subsidiary thereof) without Cause or due to Employee’s resignation for Good Reason; provided that if Employee is employed by another member of the Employer Group or any of their respective Affiliates (excluding TKO Group Holdings, Inc. or any of its Subsidiaries at the time of such termination by WME) (collectively, the “Affiliated Group”), then such termination by WME shall not constitute a “Qualified WME Termination” for purposes hereunder.

(v)

“Reference Assets” means the operating businesses and the other assets directly or indirectly owned by the Employer Group as of the Effective Time; provided, that in no event shall WME, TKO Group Holdings, Inc. (together with its Subsidiaries (as defined in the Merger Agreement), “TKO”), and their respective Subsidiaries and other assets that are primarily related to or necessary for the operation of the businesses of WME, TKO or their respective Subsidiaries constitute Reference Assets.

g. Exhibit B (Mutual Release). Each reference to “Asset Sale Bonus Payments” in Exhibit B of the Amended and Restated Employment Agreement is hereby replaced with “Asset Sale Termination Payments”.

2.	Miscellaneous.

(a)	This Amendment shall be and hereby is incorporated into and forms a part of the Amended and Restated Employment Agreement.

(b)

Notwithstanding anything herein to the contrary, this Amendment shall be void ab initio and of no further force or effect in the event (i) the transactions contemplated by the Merger Agreement are not consummated or the Merger Agreement is terminated in accordance with its terms or (ii) the transactions contemplated by that certain Transaction Agreement, dated as of October 23, 2024, by and between IMG Worldwide, LLC, Endeavor Operating Company, Trans World International, LLC, TKO Operating Company, LLC and TKO Group Holdings, Inc. (the “Transaction Agreement”) are not consummated or the Transaction Agreement is terminated in accordance with its terms.

(c)	Except as expressly provided herein, all terms and conditions of the Amended and Restated Employment Agreement shall remain in full force and effect.

* * * * *

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first above written.

ENDEAVOR GROUP HOLDINGS, INC.

By:	/s/ Jason Lublin
Name: Jason Lublin
Title: Chief Financial Officer

ENDEAVOR OPERATING COMPANY, LLC

By:	/s/ Jason Lublin
Name: Jason Lublin
Title: Chief Financial Officer

WILLIAM MORRIS ENDEAVOR ENTERTAINMENT, LLC

By:	/s/ Jason Lublin
Name: Jason Lublin
Title: Authorized Signatory

WILDCAT EGH HOLDCO, L.P.

By:	SLP WILDCAT AGGREGATOR GP, L.L.C., its general partner

By:	SILVER LAKE TECHNOLOGY ASSOCIATES VII, L.P., its managing member

By:	SLTA VII (GP), L.L.C., its general partner

By:	SILVER LAKE GROUP, L.L.C., its managing member

By:	/s/ Stephen Evans
Name: Stephen Evans
Title: Managing Director

WILDCAT OPCO HOLDCO, L.P.

By:	SLP WILDCAT AGGREGATOR GP, L.L.C., its general partner

By:	SILVER LAKE TECHNOLOGY ASSOCIATES VII, L.P., its managing member

By:	SLTA VII (GP), L.L.C., its general partner

By:	SILVER LAKE GROUP, L.L.C., its managing member

By:	/s/ Stephen Evans
Name: Stephen Evans
Title: Managing Director

ACCEPTED:

/s/ Mark Shapiro
MARK SHAPIRO